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                                                                       Exhibit 1

                           South Jersey Gas Company

                      Secured Medium Term Notes, Series A
                       Due from One Year to Forty Years
                              from Date of Issue

                                Terms Agreement


South Jersey Gas Company
Number One South Jersey Plaza
Route 54
Folsom, New Jersey  08037

                                                                    July 9, 2001

Attention:

     Subject in all respects to the terms and conditions of the Distribution Agreement (the "Agreement") dated October 5, 1998, as amended on June 26, 2000 among UBS Warburg LLC, First Union Securities, Inc. and Edward D. Jones & Co., L.P. and you, the undersigned agrees to purchase the following:

                  Secured Medium Term Notes, Series A 2001-1

                       Secured Medium Term Insured Notes

Aggregate Principal Amount:    $10,000,000.

Interest Rate:                 6.74%

Date of Maturity:              July 15, 2011

Interest Payment Dates:        January 15 and July 15

Regular Record Dates:          January 1 and July 1

CUSIP:                         83851M AF4

Insurance:                     The timely payment of the regularly scheduled
                               principal and interest on the Notes will be insured by a financial guaranty insurance policy issued by Ambac Assurance Corporation that will be issued at the same time the Notes are delivered.

Purchase Price:                99.50% of principal amount.

Settlement Date and Time:      Thursday, July 12, 2001, 10:00 a.m., Eastern
                               time.
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Place for Delivery of Notes and    New York, New York.
Payment Therefor:

Wiring Instructions as follows:    First Union National Bank
                                   ABA#0312-0146-7
                                   Credit: South Jersey Gas Company
                                   Account#2000001370494

Modification, if any, in the       Additional conditions to the obligations
requirements to deliver the        of UBS Warburg LLC
documents in Section 6(b) of the
Agreement:                         (d)  Opinion of counsel to Ambac Assurance
                                        Corporation ("Ambac"), dated the
                                        Closing Date.

                                   (e)  Certificate of Ambac, dated the
                                        Closing Date.

                                   (f)  Confirmation of the following ratings
                                        designations:
                                        Standard & Poor's --"AAA."
                                        Moody's -- "Aaa."

                                   (g)  Delivery of executed insurance policies
                                        by Ambac.



                                        UBS Warburg LLC


                                        By: /s/ Charles E. Buckley
                                            ----------------------------------



                                        By: /s/ David Mikula
                                            ----------------------------------

Accepted:

South Jersey Gas Company

By: /s/ David A. Kindlick
    -----------------------------
    Title: Senior Vice President, Finance and Rates
           ----------------------------------------

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